                                                                     EXHIBIT 2.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE SOUTHERN DISTRICT OF TEXAS
                             CORPUS CHRISTI DIVISION


IN RE:                   )
                         )
TRANSAMERICAN ENERGY     )
CORPORATION,             )               CASE NO. 99-21551-C-11
                         )
DEBTOR.                  )



           SECOND AMENDED, MODIFIED AND RESTATED PLAN OF LIQUIDATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                               PROPOSED BY DEBTOR

                              Dated: July 18, 2000



JORDAN, HYDEN, WOMBLE                             GARDERE & WYNNE, L.L.P.
& CULBRETH, P.C.                                  John Nabors
Shelby Jordan                                     Deirdre B. Ruckman
Bank America Towers                               3000 Thanksgiving Tower
500 N. Shoreline, Suite 900                       1601 Elm Street
Corpus Christi, TX 78471                          Dallas, TX 75201

COUNSEL FOR DEBTOR                                SPECIAL COUNSEL FOR DEBTOR



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                                TABLE OF CONTENTS
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                                    ARTICLE I
                                  INTRODUCTION

Section 1.01  Introduction ..............................................  1

                                   ARTICLE II
                                   DEFINITIONS

Section 2.01  Administrative Designee ...................................  1
Section 2.02  Administrative Expense ....................................  1
Section 2.03  Allowed ...................................................  1
Section 2.04  Allowed Claim or Allowed Interest .........................  1
Section 2.05  Ballots ...................................................  2
Section 2.06  Ballot Deadline ...........................................  2
Section 2.07  Bankruptcy Code ...........................................  2
Section 2.08  Bankruptcy Court ..........................................  2
Section 2.09  Bankruptcy Rules ..........................................  2
Section 2.10  Bar Date ..................................................  2
Section 2.11  Bondholder Committee ......................................  2
Section 2.12  Bondholder DIP Facility ...................................  2
Section 2.13  Bondholder DIP Secured Claims .............................  2
Section 2.14  Business Day ..............................................  3
Section 2.15  Cash ......................................................  3
Section 2.16  Causes of Action ..........................................  3
Section 2.17  Chapter 11 Case ...........................................  3
Section 2.18  Claim .....................................................  3
Section 2.19  Class .....................................................  3
Section 2.20  Collateral ................................................  3
Section 2.21  Confirmation ..............................................  3
Section 2.22  Confirmation Date .........................................  3
Section 2.23  Confirmation Hearing ......................................  3
Section 2.24  Confirmation Order ........................................  3
Section 2.25  Creditor ..................................................  4
Section 2.26  Creditors' Committee ......................................  4
Section 2.27  Debtor ....................................................  4
Section 2.28  Deficiency Claim ..........................................  4
Section 2.29  Disallowed ................................................  4
Section 2.30  Disclosure Statement ......................................  4
Section 2.31  Distribution Record Date ..................................  4
Section 2.32  Distributions .............................................  4
Section 2.33  Effective Date ............................................  4
Section 2.34  Entity ....................................................  4
Section 2.35  Estate ....................................................  4
Section 2.36  Face Amount ...............................................  4
Section 2.37  File, Filed or Filing .....................................  5
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Section 2.38  Final Order ...............................................  5
Section 2.39  Firstar ...................................................  5
Section 2.40  General Unsecured Claim ...................................  5
Section 2.41  Governmental Unit .........................................  5
Section 2.42  Impaired ..................................................  5
Section 2.43  Indenture Trustee .........................................  5
Section 2.44  Indenture Trustee Claim ...................................  6
Section 2.45  Interests .................................................  6
Section 2.46  Lien ......................................................  6
Section 2.47  Petition Date .............................................  6
Section 2.48  Plan ......................................................  6
Section 2.49  Plan Documents ............................................  6
Section 2.50  Priority Claim ............................................  6
Section 2.51  Professionals .............................................  6
Section 2.52  Ratable Proportion ........................................  6
Section 2.53  Rejection Claim ...........................................  6
Section 2.54  Schedules .................................................  7
Section 2.55  Secured Claim .............................................  7
Section 2.56  TARC ......................................................  7
Section 2.57  TARC Common Stock .........................................  7
Section 2.58  TARC Plan .................................................  7
Section 2.59  TARC Senior Secured Note ..................................  7
Section 2.60  TCR .......................................................  7
Section 2.61  TCR Secured Note ..........................................  7
Section 2.62  TEC .......................................................  7
Section 2.63  TEC Bondholders ...........................................  7
Section 2.65  TEC Senior Secured Note Claims ............................  8
Section 2.66  TEC Senior Secured Note Deficiency Claims .................  8
Section 2.67  TEC Senior Secured Notes ..................................  8
Section 2.68  TEC Senior Secured Notes Indenture ........................  8
Section 2.69  TransTexas ................................................  8
Section 2.70  TransTexas Common Stock ...................................  8
Section 2.71  TransTexas Plan ...........................................  8
Section 2.72  TransTexas Senior Secured Note ............................  8
Section 2.73  TransTexas/TEC Note .......................................  8

                                   ARTICLE III
                    PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
                       EXPENSE CLAIMS AND PRIORITY CLAIMS

Section 3.01  Treatment of Allowed Administrative Expenses .............   9
Section 3.02  Bondholder DIP Secured Claims .............................  9
Section 3.03  Treatment of Allowed Priority Claims ......................  9

                                   ARTICLE IV
                     CLASSIFICATION OF CLAIMS AND INTERESTS

Section 4.01  Class 1 ...................................................  9
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Section 4.02  Class 2 ................................................... 10
Section 4.03  Class 3 ................................................... 10

                                    ARTICLE V
                       TREATMENT OF CLAIMS AND INTERESTS

Section 5.01  Treatment of Allowed Class 1 Claims (TEC Senior
                Secured Note Claims) .................................... 10
Section 5.02  Treatment of Allowed Class 2 Claims (General
                Unsecured Claims) ....................................... 10
Section 5.03  Treatment of Allowed Class 3 Interests (TEC Common
                Stock Interests) ........................................ 10

                                   ARTICLE VI
                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 6.01  General Corporate Matters ................................. 11
Section 6.02  Distributions to Holders of Allowed Claims;
                Further Agreements ...................................... 11
Section 6.03  Cancellation of Existing Securities ....................... 12
Section 6.04  Payment of Firstar's Fees and Expenses as
                Indenture Trustee ....................................... 13
Section 6.05  Corporate Action .......................................... 13
Section 6.06  Payment of Fees ........................................... 13
Section 6.07  Distribution Record Date .................................. 13

                                   ARTICLE VII
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 7.01  Rejection Generally ....................................... 13

                                  ARTICLE VIII
                     DISCHARGE, RELEASES AND INDEMNIFICATION

Section 8.01  No Discharge of Debtor .................................... 14
Section 8.02  Releases .................................................. 14
Section 8.03  Indemnification ........................................... 15
Section 8.04  Conclusion of Chapter 11 Cases, and Dissolution
                of Creditors' Committee ................................. 15

                                   ARTICLE IX
                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

Section 9.01  Conditions to Occurrence of the Effective Date ............ 15
Section 9.02  Waiver of Conditions ...................................... 16

                                    ARTICLE X
                              LEGAL BINDING EFFECT

Section 10.01 Effects of Confirmation ................................... 16
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                                   ARTICLE XI
                           ADMINISTRATIVE PROVISIONS

Section 11.01 Retention of Jurisdiction ................................. 16
Section 11.02 Cram Down ................................................. 18
Section 11.03 Modification of the Plan .................................. 18
Section 11.04 Exemption from Certain Transfer Taxes ..................... 18
Section 11.05 Withdrawal or Revocation of the Plan ...................... 19
Section 11.06 Successors and Assigns .................................... 19
Section 11.07 Governing Law ............................................. 19
Section 11.08 Notices ................................................... 19
Section 11.09 Severability .............................................. 20
Section 11.10 Interpretation, Rules of Construction, Computation of
                Time, and Choice of Law ................................. 20
Section 11.11 No Admissions ............................................. 21
Section 11.12 Limitation of Liability ................................... 21
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                                    ARTICLE I

                                  INTRODUCTION

         Section 1.01 Introduction. This Plan is proposed by TransAmerican Energy Corporation. Reference is made to the Disclosure Statement accompanying the Plan for a discussion of TransAmerican Energy Corporation's history, results of operations, historical financial information and properties, and for a summary and analysis of this Plan. All holders of Claims against and Interests in TransAmerican Energy Corporation are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

                                   ARTICLE II

                                   DEFINITIONS

         The following terms used herein shall have the respective meanings defined below:

         Section 2.01 Administrative Designee means the person designated by the Debtor and authorized by the Bankruptcy Court in the Confirmation Order to sign the documents necessary for the dissolution of the Debtor and to serve as the post-closing administrator for the wind-up of the Debtor.

         Section 2.02 Administrative Expense means (a) any cost or expense of administration of the Chapter 11 Case (including, without limitation, the fees and expenses of Professionals) asserted or arising under Sections 503(b), or 507(b) of the Bankruptcy Code, (b) a Claim determined to be an Administrative Expense pursuant to a Final Order, and (c) any fees or charges assessed against the Estate under Section 1930, title 28, United States Code.

         Section 2.03 Allowed means with respect to Claims and Interests, (a) any Claim against, or Interest in, the Debtor, proof of which is timely Filed or by order of the Bankruptcy Court is not or will not be required to be Filed, (b) any Claim or Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Filed proof of Claim has been Filed, (c) any Interest registered in the stock register maintained by or on behalf of the Debtor as of the Distribution Record Date or
(d) any Claim allowed pursuant to this Plan and, in each such case in (a),
(b) and (c) above, as to which either (i) no objection to the allowance thereof has been Filed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so Filed and the Claim and Interest shall have been allowed pursuant to a Final Order (but only to the extent so allowed).

         Section 2.04 Allowed Claim or Allowed Interest means an Allowed Claim or an Allowed Interest in a specified class. For example, an Allowed General Unsecured Claim is an



Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                       Page 1

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Allowed Claim in the General Unsecured Claims Class and an Allowed Old Common
Stock Interest is an Allowed Interest in the Old Common Stock Interest Class.

         Section 2.05 Ballots means the ballots that accompany the Plan and Disclosure Statement upon which holders of Impaired Claims and Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan.

         Section 2.06 Ballot Deadline means the date set by the Court as the last date on which Ballots may be cast to vote on the Plan.

         Section 2.07 Bankruptcy Code means Title 11, United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

         Section 2.08 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, having jurisdiction over the Chapter 11 Case or such other court of competent jurisdiction as may obtain such jurisdiction in the future.

         Section 2.09 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075, title 28, United States Code, as amended from time to time, applicable to the Chapter 11 Case, and any local rules of the Bankruptcy Court.

         Section 2.10 Bar Date means as to Creditors other than Governmental Units, September 27, 1999, as the final date for Filing Proofs of Claims or Proofs of Interest herein; and as to Governmental Units, October 18, 1999, as the final date for Filing Proofs of Claim or Proofs of Interest herein.

         Section 2.11 Bondholder Committee means an unofficial committee composed of the following TEC Bondholders: Credit Suisse First Boston Management Corporation, Oaktree Capital Management, L.L.C., Angelo Gordon & Co., L.P. and Merrill Lynch Asset Management, L.P.; provided, however, each of the foregoing Entities shall cease to be a member of such committee from the date on which it ceases to hold or manage at least $50,000,000 in principal amount of the TEC Senior Secured Notes.

         Section 2.12 Bondholder DIP Facility means the Debtor-In-Possession loans and other financial accommodations provided pursuant to the Credit Agreement among TransTexas, as borrower, the Debtor and TARC, as guarantors, and Credit Suisse First Boston Corporation, Angelo Gordon & Co., LP. and Oaktree Capital Management L.L.C. and their respective successors and assigns dated as of April 27, 1999, as amended, and all ancillary agreements and instruments thereto.

         Section 2.13 Bondholder DIP Secured Claims means the Secured Claims of the lenders arising under the Bondholder DIP Facility.

         Section 2.14 Business Day means any day other than a Saturday, Sunday or legal holiday.



Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                       Page 2

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         Section 2.15 Cash means currency, a certified check, a cashier's check or a wire transfer of immediately available funds from any source or a check drawn on a domestic bank.

         Section 2.16 Causes of Action means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

         Section 2.17 Chapter 11 Case means the Debtor's voluntary case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code as case number 99-21551.

         Section 2.18 Claim means any right to (a) payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown, or (b) an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, known or unknown.

         Section 2.19 Class means any group of substantially similar Claims or Interests classified by the Plan pursuant to Section 1129(a)(1) of the Bankruptcy Code.

         Section 2.20 Collateral means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code.

         Section 2.21 Confirmation means the entry of the Confirmation Order on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

         Section 2.22 Confirmation Date means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court with respect to the Chapter 11 Case.

         Section 2.23 Confirmation Hearing means the hearing held by the Bankruptcy Court regarding confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         Section 2.24 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

         Section 2.25 Creditor means any Entity that is the holder of a Claim that arose on or before the Petition Date or a Claim of the kind specified in
Section 502(g), 502(h) or 502(i) of the Bankruptcy Code.



Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                       Page 3

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         Section 2.26 Creditors' Committee means the Official Committee of
Unsecured Creditors in the Chapter 11 cases of the Debtor, TransTexas and TARC, as appointed by the Office of the United States Trustee and reconstituted from time to time, which members are identified in the Disclosure Statement.

         Section 2.27 Debtor means TransAmerican Energy Corporation, a Delaware corporation, the debtor in the Chapter 11 Case.

         Section 2.28 Deficiency Claim means with respect to a Claim that is partially secured, the amount by which the Allowed amount of such Claim exceeds the value of the Collateral which secures such Claim.

         Section 2.29 Disallowed means, when used with respect to a Claim or an Interest, a Claim or an Interest that has been disallowed pursuant to a Final Order.

         Section 2.30 Disclosure Statement means the Disclosure Statement relating to the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented.

         Section 2.31 Distribution Record Date means 5:00 p.m. on the Business Day immediately preceding the Confirmation Date or other such time and date designated in the Confirmation Order.

         Section 2.32 Distributions means the distributions to be made pursuant to the Plan.

         Section 2.33 Effective Date means a Business Day selected by the Debtor, with the prior consent of the Bondholder Committee that is the later of
(a) a day that is not less than eleven (11) days after the Confirmation Date and
(b) the first Business Day on which all conditions to the occurrence of the Effective Date have been satisfied or duly waived.

         Section 2.34 Entity means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, Governmental Unit, agency or political subdivision thereof.

         Section 2.35 Estate means the estate of TEC created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

         Section 2.36 Face Amount means: (a) with respect to a particular Claim
(i) if the Claim is listed in the Schedules and the holder of such Claim has not Filed a proof of Claim within the applicable period of limitation fixed by the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the amount of such Claim that is listed in the Schedules as not disputed, contingent or unliquidated; or (ii) if the holder of such Claim has Filed a proof of Claim with the Bankruptcy Court within the applicable period of limitation fixed by the



Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                       Page 4


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Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules or other applicable law, the liquidated amount stated in such proof of Claim, or such amount as is determined by the Final Order of the Bankruptcy Court; (b) in the case of an Administrative Expense, the liquidated amount set forth in any application Filed with respect thereto, or the amount set forth in the Debtor's books and records or such amount as is determined pursuant to a Final Order; or
(c) in all other cases, zero or such amount as shall be fixed or estimated pursuant to a Final Order.

         Section 2.37 File, Filed or Filing means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case.

         Section 2.38 Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Case, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be Filed relating to such order, shall not cause such order not to be a Final Order.

         Section 2.39 Firstar means Firstar Bank, N.A., formerly known as Firstar Bank of Minnesota, N.A., as Indenture Trustee for the TEC Bondholders.

         Section 2.40 General Unsecured Claim means any Claim, including, without limitation, the TEC Senior Secured Note Deficiency Claims, that is not an Administrative Expense, a Priority Claim or a Secured Claim.

         Section 2.41 Governmental Unit means a governmental unit as such term is defined in Section 101(27) of the Bankruptcy Code.

         Section 2.42 Impaired means with respect to any Claim or Interest impaired within the meaning of Section 11 U.S.C. Section 1124 of the Bankruptcy Code.

         Section 2.43 Indenture Trustee means any Entity identified as the trustee, paying agent or other similar fiduciary under a bond, note or other debt instrument (including, but not limited to, Firstar under the TEC Senior Secured Notes Indenture), whether or not the agreement evidencing the debt or delineating its terms is denominated as an indenture.

         Section 2.44 Indenture Trustee Claim means the fees and expenses of Firstar, as Indenture Trustee under the TEC Senior Secured Notes Indenture, or any other successor Indenture Trustee, incurred in their capacity as such, including the fees and expenses of its counsel.



Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                     Page 5

         Section 2.45 Interests means, as of the Petition Date, the equity interests in the Debtor, including, without limitation, shares of common stock and shares of preferred stock of the Debtor and any rights, options, warrants, calls, subscriptions or other similar rights or agreements, commitments or outstanding securities obligating the Debtor to issue, transfer or sell any shares of capital stock of the Debtor.

         Section 2.46 Lien means any charge against, encumbrance upon or other interest in property, the purpose of which is to secure payment of a debt or performance of an obligation.

         Section 2.47 Petition Date means April 20, 1999, the date on which the Debtor commenced the Chapter 11 Case.

         Section 2.48 Plan means this Second Amended, Modified and Restated Plan of Liquidation Under Chapter 11 of the Bankruptcy Code Proposed by the Debtor dated as of September 29, 1999, and as amended and restated by the Plan dated as of July 18, 2000, including, without limitation, the annexes, exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the Confirmation Order, the provisions of the Bankruptcy Code and the terms hereof.

         Section 2.49 Plan Documents means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

         Section 2.50 Priority Claim means any Claim other than an Administrative Expense Claim, entitled to priority in payment under Section 507(a) and 507(a)(8) of the Bankruptcy Code.

         Section 2.51 Professionals means those Entities: (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327 or 1103 of the Bankruptcy Code providing for compensation for services rendered prior to the Effective Date pursuant to Sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or (b) seeking compensation and reimbursement pursuant to Sections 503(b)(2) or (4) of the Bankruptcy Code.

         Section 2.52 Ratable Proportion means, with reference to any Distribution on account of any Claim or Interest in any Class or subclass, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Interest, as applicable, bears to the aggregate amount of Claims or aggregate number of outstanding shares of Interests in the same Class or subclass, as applicable.

         Section 2.53 Rejection Claim means any Claim against the Debtor arising from the rejection of any executory contract or unexpired lease, including any Claim of (a) a lessor for damages resulting from the rejection of a lease of real property as any such Claim shall be calculated in accordance with Section 502(b)(6) of the Bankruptcy Code or (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with Section 502(b)(7) of the Bankruptcy Code. A Rejection Claim shall constitute a General Unsecured Claim.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                       Page 6

         Section 2.54 Schedules means the schedules of assets and liabilities and the statement of financial affairs Filed by the Debtor under Section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 on June 14, 1999, as amended from time to time.

         Section 2.55 Secured Claim means a Claim secured by a Lien on Collateral to the extent of the value of such Collateral (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtor or (c) as determined pursuant to a Final Order in accordance with Section 506(a) of the Bankruptcy Code or, in the event that such Claim is subject to setoff under
Section 553 of the Bankruptcy Code, to the extent of such setoff.

         Section 2.56 TARC means TransAmerican Refining Corporation, a Texas corporation, and a debtor-in-possession, in case number 99-21552, pending in the Bankruptcy Court and which is jointly administered with the Debtor and TransTexas.

         Section 2.57 TARC Common Stock means all authorized, issued and outstanding shares of the Common Stock of TARC $.01 par value, as of the Petition Date.

         Section 2.58 TARC Plan means the Second Amended, Modified and Restated Plan of Liquidation under Chapter 11 of the Bankruptcy Code proposed by TARC dated as of September 29, 1999, and as amended and restated in the TARC plan of liquidation dated as of July 18, 2000, including without limitation, the annexes, exhibits and schedules thereto, amended from time to time.

         Section 2.59 TARC Senior Secured Note means the fully accreted $920 million senior secured note dated June 13, 1997, originally executed by TARC payable to TEC and which was pledged as collateral for the TEC Senior Secured Notes.

         Section 2.60 TCR means TCR Holding Corporation, a Delaware corporation.

         Section 2.61 TCR Secured Note means the Secured Note assumed by TCR, dated November 1, 1998, in the original face amount of $50,000,000 with interest thereon as therein provided payable to TEC and pledged to Firstar by TEC as Collateral for the TEC Senior Secured Notes.

         Section 2.62 TEC means TransAmerican Energy Corporation, a Delaware corporation, and the Debtor and the Debtor-in-Possession.

         Section 2.63 TEC Bondholders means the holders of the TEC Senior Secured Notes as of the Distribution Record Date.

         Section 2.64 TEC Common Stock means all authorized, issued and outstanding shares of the common stock of TEC, $0.1 par value, as of the Petition Date and all other Interests.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                       Page 7

         Section 2.65 TEC Senior Secured Note Claims means the Secured Claims of the TEC Bondholders.

         Section 2.66 TEC Senior Secured Note Deficiency Claims means the Deficiency Claims of the TEC Bondholders.

         Section 2.67 TEC Senior Secured Notes means, collectively, the $475 million aggregate principal amount of the 11 1/2% Senior Secured Notes due 2002 and the $1.13 billion aggregate principal amount of the 13% Senior Secured Discount Notes due 2002 issued by TEC pursuant to the TEC Senior Secured Notes Indenture.

         Section 2.68 TEC Senior Secured Notes Indenture means the Indenture between TEC, as issuer, and Firstar, as Indenture Trustee, dated as of June 13, 1997, as amended from time to time, which relates to the TEC Senior Secured Notes.

         Section 2.69 TransTexas means TransTexas Gas Corporation, a Delaware corporation and a debtor-in-possession, in Case No. 99-21550, pending in the Bankruptcy Court and which is jointly administered with the Chapter 11 cases of the Debtor and TARC.

         Section 2.70 TransTexas Common Stock means all authorized, issued and outstanding shares of the Common Stock of TransTexas $.01 par value, as of the Petition Date.

         Section 2.71 TransTexas Plan means the Second Amended, Modified and Restated Plan of Reorganization under Chapter 11 of the Bankruptcy Code proposed by TransTexas dated as of September 29, 1999, and as amended and restated by the TransTexas plan of reorganization dated as of January 25, 2000, and confirmed by an order of the Bankruptcy Court entered on February 7, 2000, including without limitation, the annexes, exhibits and schedules thereto, as the same may be amended or modified from time to time in accordance with the confirmation order entered in the TransTexas bankruptcy proceeding and pursuant to, the provisions of the Bankruptcy Code and the terms thereof.

         Section 2.72 TransTexas Senior Secured Note means the $450 million senior secured note dated June 13, 1997, originally made by TransTexas payable to TEC and which was pledged as Collateral for the TEC Senior Secured Notes.

         Section 2.73 TransTexas/TEC Note means the Note made by TransTexas to TEC in the original face amount of $50,000,000 with interest thereon as therein provided, dated January 23, 1998, payable to TEC and which was pledged as Collateral for the TEC Senior Secured Notes.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                       Page 8

                                   ARTICLE III

           PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
                                 PRIORITY CLAIMS


         Section 3.01 Treatment of Allowed Administrative Expenses. Unless otherwise provided for herein, each holder of an Allowed Administrative Expense (including, without limitation, all compensation and reimbursement of expenses of Professionals pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code) shall receive 100% of the unpaid Allowed amount of such Administrative Expense in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date on which such Administrative Expense becomes Allowed, provided, that an Allowed Administrative Expense may be paid on such other terms and conditions as are agreed to between the Debtor and the holder of such Allowed Administrative Expense. All Professionals requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, or 503(b) of the Bankruptcy Code for services rendered before the Effective Date shall File and serve on the Debtor, the Creditors' Committee, the Bondholder Committee, and the United States Trustee an application for final allowance of compensation and reimbursement of expenses no later than forty-five
(45) days after the Confirmation Date. Objections to applications of Professionals for compensation or reimbursement of expenses must be Filed and served on the Debtor, the United States Trustee, the Bondholder Committee, the Creditors' Committee and the Professionals to whose fee application the objections are addressed.

         Section 3.02 Bondholder DIP Secured Claims. The Bondholder DIP Secured Claims are Allowed in full and the Allowed Bondholder DIP Secured Claims shall receive no Distributions.

         Section 3.03 Treatment of Allowed Priority Claims. Each holder of an Allowed Priority Claim shall receive an amount of Cash equal to 100% of the unpaid Allowed Amount of such Claim on as soon as practicable after the later of: (a) the Effective Date, or (b) the date on which such Priority Claim became an Allowed Priority Claim.


                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests. Administrative Expenses and Priority Claims of the kinds specified in Sections 507(a)(1), 502(i) and 507(a)(8) of the Bankruptcy Code have not been classified and are excluded from the following classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.

         Section 4.01 Class 1 consists of all TEC Senior Secured Note Claims.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                       Page 9

         Section 4.02 Class 2 consists of all General Unsecured Claims.

         Section 4.03 Class 3 consists of all Interests.


                                    ARTICLE V

                        TREATMENT OF CLAIMS AND INTERESTS

         Section 5.01 Treatment of Allowed Class 1 Claims (TEC Senior Secured Note Claims).

         (a) The TEC Senior Secured Note Claims are Allowed in full. On the Effective Date, each holder of an Allowed TEC Senior Secured Note Claim as of the Distribution Record Date shall receive on account of its Allowed TEC Senior Secured Note Claim, except to the extent distributed or treated theretofore in accordance with the TransTexas Plan and/or the TARC Plan, its Ratable Proportion of all of the Debtor's right, title and interest in each item of Collateral securing any of the Debtor's obligations arising under, in respect of, or relating to, the TEC Senior Secured Notes, the TEC Senior Secured Notes Indenture and/or any other agreement or instrument entered into in connection therewith, including, without limitation, all of the Debtor's right, title and interest, if any, in (i) the TransTexas Senior Secured Note and all related rights, (ii) the TARC Senior Secured Note and all related rights, (iii) the TransTexas/TEC Note and all related rights, (iv) the TCR Secured Note and all related rights, (v) the TARC Common Stock and (vi) the TransTexas Common Stock.

         (b) As more specifically set forth in, and without in any way limiting,
Section 8.01 of this Plan, the Distributions provided in this Section 5.01 are in full settlement, release and discharge of each of the TEC Senior Secured Note Claims.

         (c) Class 1 is Impaired. Holders of Allowed TEC Senior Secured Note Claims shall be entitled to vote to accept or reject the Plan.

         Section 5.02 Treatment of Allowed Class 2 Claims (General Unsecured Claims).

         (a) Each holder of a General Unsecured Claim (other than Affiliates of the Debtor) shall receive its Ratable Proportion of $5,000.

         (b) Class 2 is Impaired under this Plan. Holders of Class 2 Claims will be entitled to vote to accept or reject the Plan.

         Section 5.03 Treatment of Allowed Class 3 interests (TEC Common Stock Interests).

         (a) On the Effective Date, the Interests shall be canceled.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 10

         (b) Class 3 is Impaired under this Plan. Holders of such Interests are deemed to have rejected the Plan


                                   ARTICLE VI

                      MEANS FOR IMPLEMENTATION OF THE PLAN


         In addition to the provisions set forth elsewhere in this Plan, the following shall constitute the means for implementation of this Plan.

         Section 6.01 General Corporate Matters. The Debtor shall take such action as is necessary under the laws of the States of Delaware and Texas, federal law and other applicable law to effect the terms and provisions of the Plan and the Plan Documents.

         Section 6.02 Distributions to Holders of Allowed Claims; Further Agreements. On the Effective Date, the Debtor shall execute and deliver to the Holders of Allowed TEC Senior Secured Note Claims all documents, agreements and instruments reasonably requested by Firstar or the Bondholder Committee to effectuate the treatment of the Class 1 Claims under the Plan and such further documents, instruments and agreements as are necessary to effectuate and further evidence the terms and conditions of the Plan.

         For the purposes of such Distributions, Firstar shall be deemed to be the sole holder of all such Claims. All Distributions on account of Allowed TEC Senior Secured Note Claims shall be distributed to Firstar, as Indenture Trustee, for further distribution to the TEC Bondholders pursuant to the terms of the TEC Senior Secured Notes Indenture. Neither Firstar nor the TEC Bondholders shall have assumed or be deemed to have assumed any liabilities, or obligations of the Debtor by virtue of the treatment of the TEC Senior Secured Note Claims hereunder and this Section 6.02. All assets and rights transferred to Firstar on the Effective Date shall be administered by Firstar in accordance with the TEC Senior Notes Indenture.

         Notwithstanding anything contained in this Plan or the TEC Senior Secured Notes Indenture to the contrary, Firstar shall have no duties to the TEC Bondholders with respect to the Distributions it receives pursuant to Section
6.02 of this Plan, other than (i) in accordance with the Confirmation Order, to recover the common stock of Orion Refining Corporation that was pledged to TEC in accordance with that certain Security and Pledge Agreement by TCR in favor of TEC, dated as of December 15, 1998, and (ii) to take actions to facilitate the Distribution to each TEC Bondholder its Ratable Proportion of such common stock of Orion Refining Corporation; provided however, that any additional distribution made by Firstar, at its own volition, to the TEC Bondholders (or any of them) shall only be made if made, pro rata, in accordance with the TEC Senior Secured Notes Indenture.

         No fractional shares of such common stock shall be distributed in connection with the foregoing. When any Distribution of the same to the TEC Bondholders would otherwise result in the issuance of a number of shares of such common stock that is not a whole number, the actual Distribution of shares of such common stock shall be rounded as follows: (x) fractions of one-half


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 11
or greater shall be rounded to the next higher whole number and (y) fractions of less than one-half shall be rounded to the next lower whole number.

         Section 6.03 Cancellation of Existing Securities. On the Effective Date, the TEC Common Stock, and any options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating the Debtor to issue, transfer, or sell any shares of TEC Common Stock, or any other capital stock of the Debtor shall be canceled and the holders thereof shall have no rights, and such instruments shall evidence no rights.

         After Firstar shall have performed all of its obligations under Section
6.02 of the Plan, Sections 5.01(b) and 6.03 of the TARC Plan and the TEC Senior Secured Notes Indenture (which Firstar shall be obligated to perform reasonably promptly), such Indenture, the TEC Senior Secured Notes, and any and all related agreements and instruments (including, without limitation, any and all related agreements and instruments granting Firstar any security interest and/or rights in connection therewith and/or under which Firstar has been granted any other rights, regardless of whether the Debtor is the obligor or granting party thereunder) shall be deemed canceled in all respects, except that such cancellation shall not impair the rights of the holders of the TEC Senior Secured Note Claims to receive Distributions under the Plan or the rights of the Indenture Trustee under its charging liens, if any, pursuant to the TEC Senior Secured Notes Indenture to the extent that the Indenture Trustee has not received payment and, to the extent applicable, a reserve has been established on account of the Indenture Trustee Claim. During the time period commencing on the Confirmation Date and terminating on the date on which Firstar shall have performed all of its obligations under Section 6.02 of the Plan, Sections 5.01(b) and 6.03 of the TARC Plan and the TEC Senior Secured Notes Indenture, Firstar shall not, unless otherwise directed in writing by a majority in principal amount of the TEC Bondholders, enforce any remedies nor exercise any rights under or with respect to the TEC Senior Secured Notes Indenture, the TEC Senior Secured Notes and/or any and all related agreements and instruments (including, without limitation, any and all related agreements and instruments granting Firstar any security interest and/or rights in connection therewith and/or under which Firstar has been granted any other rights, regardless of whether the Debtor is the obligor or granting party), except insofar as the same relate to (a) the appeal of the order of the Bankruptcy Court confirming the TransTexas Plan and/or any order of the Bankruptcy Court or any appellate court entered in connection therewith, (b) Firstar's charging lien, if any, under the TEC Senior Secured Notes Indenture, and/or (c) Firstar's right to payment and/or indemnification under the TEC Senior Secured Notes Indenture.

         After Firstar or its agents perform their obligations under the Plan, the Plan Documents and the TEC Senior Secured Notes Indenture, including, without limitation, their obligations under Section 6.02 of the Plan, Firstar and its agents, successors and assigns each shall be discharged of all of their obligations associated with the TEC Senior Secured Notes Indenture and all related agreements and instruments (including, without limitation, any and all related agreements and instruments granting Firstar any security interest and/or rights in connection therewith and/or under which Firstar has been granted any other rights, regardless of whether the Debtor is the obligor or granting party thereunder).


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 12

         Section 6.04 Payment of Firstar's Fees and Expenses as Indenture Trustee. Unless otherwise agreed by Firstar and the Debtor, on the Effective Date, the Debtor shall pay or cause to be paid to Firstar an amount in Cash equal to the Indenture Trustee Claim of Firstar for its reasonable fees and expenses incurred as Indenture Trustee prior to the Effective Date. In the event that the Debtor is unable to perform the foregoing obligation, Firstar shall have the right to impose its charging lien to obtain payment of the Indenture Trustee Claim of Firstar upon all Distributions that it receives pursuant to this Plan and the TARC Plan on behalf of the TEC Bondholders. Nothing in this Plan shall limit Firstar's rights to payment of its Indenture Trustee
Claim arising after the Effective Date.

         Section 6.05 Corporate Action.

         (a) Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by, or required of, the Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement or further action by stockholders, directors or members, as the case may be, of the Debtor. On and after the Effective Date, the Administrative Designee shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan.

         (b) On the Effective Date, the Debtor shall be dissolved without any further action by the stockholders or directors of the Debtor, and the Administrative Designee as promptly as possible shall file a certificate of dissolution of the Debtor and take all other actions necessary or appropriate to effect such dissolution under applicable state law.

         Section 6.06 Payment of Fees. All fees payable on or before the Effective Date (i) pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, and (ii) to the United States Trustee, shall be paid by the Debtor on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the Administrative Designee.

         Section 6.07 Distribution Record Date. As of the close of business on the Distribution Record Date, the transfer register for the TEC Senior Secured Notes will be closed, and Firstar shall have no obligation to recognize the transfer of any TEC Senior Secured Notes occurring after such time and will be entitled for all purposes herein to recognize and deal only with those holders of record as of such time.


                                   ARTICLE VII

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Section 7.01 Rejection Generally. On the Effective Date, pursuant to
Section 365 of the Bankruptcy Code, all executory contracts and unexpired leases of the Debtor are rejected. The

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 13

Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections on the Confirmation Date, pursuant to Section 365 of the Bankruptcy Code, effective as of the Effective Date.


                                  ARTICLE VIII

                     DISCHARGE, RELEASES AND INDEMNIFICATION


         Section 8.01 No Discharge of Debtor. The Plan provides for liquidation of all of the Debtor's assets and the discontinuance of its business. Accordingly, and pursuant to Section 1141(d)(3) of the Bankruptcy Code, the Debtor shall not receive a discharge.

         Section 8.02 Releases.

         (a) On the Effective Date, the Debtor shall be deemed to release unconditionally, and hereby is deemed to release unconditionally on such date
(i) each present or former officer, director, shareholder, employee, consultant, attorney, accountant and other representatives of the Debtor, (ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each consultant, attorney, accountant or other representative or member of the Creditors' Committee, (iii) the Entities serving on the Bondholder Committee at any time during the Chapter 11 Case and, solely in their capacity as representatives of such holders, each of such Entity's respective officers, directors, shareholders, partners, agents, employees, consultants, attorneys, accountants and other representatives, (iv) Firstar, as Indenture Trustee, and, solely in their capacity as representatives of Firstar, as Indenture Trustee, each of such Entity's officers, directors, shareholders, employees, consultants, attorneys, accountants, advisors, affiliates and other representatives, (v) the holders of the Bondholder DIP Secured Claims and, solely in their capacity as representatives of such holders, each of such holder's respective officers, directors, shareholders, partners, agents, employees, consultants, accountants, advisors, affiliates and other representatives (the Entities specified in clauses (i) through (v) are referred to collectively as the "Releasees"), from any and all claims, obligations, suits, judgments, rights, causes of action, damages and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon or related to any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor and/or the Chapter 11 Case, or the Plan, except that no officers or directors of the Debtor shall be released with respect to (w) any indebtedness of such Releasee to Debtor or Debtor-in-Possession for money borrowed by such Releasee, (x) any setoff or counterclaim Debtor or Debtor-in-Possession may have or assert against any such Releasee, provided that the aggregate amount thereof shall not exceed the aggregate amount of any Claims held or asserted by such Releasee against Debtor or Debtor-in-Possession, as the case may be, (y) Claims arising from the fraud, willful misconduct or gross negligence of such Releasee, or, (z) claims arising from the usurpation of any corporate opportunity.

         (b) On the Effective Date, each holder of a Claim and/or an Interest, other than as provided in the Plan or Confirmation Order, shall be deemed to have released unconditionally, and hereby is deemed to release unconditionally on such date, the Releasees, from any and all rights,


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 14
claims, causes of action, obligations, suits, judgments, damages and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or before the Effective Date in any way relating to the Debtor and/or the Chapter 11 Case and/or the Plan.

         (c) If and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the foregoing releases, then the Debtor, with the prior consent of the Bondholder Committee, reserves the right to amend the Plan so as to give effect as much as possible to the foregoing releases, or to delete them.

         Section 8.03 Indemnification. Notwithstanding any other provisions of the Plan, the obligations of the Debtor to indemnify its present and former directors, officers and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or bylaws of the Debtor, applicable state law, specific agreement or any combination of the foregoing shall not survive the Effective Date and shall be discharged, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the Petition Date.

         Section 8.04 Conclusion of Chapter 11 Cases, and Dissolution of Creditors' Committee. Except with respect to any appeal of an order in the Chapter 11 Case, and any matters related to any proposed modification of the Plan, on the Effective Date, the Creditors' Committee shall be dissolved and the members, employees, agents, advisors and representatives (including, without limitation, attorneys, financial advisors, and other Professionals) of each thereof shall thereupon be released from and discharged of and from all further authority, duties, responsibilities and obligations related to, arising from and in connection with the Chapter 11 Case.

                                   ARTICLE IX

                 CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE

         Section 9.01 Conditions to Occurrence of the Effective Date. The following are conditions precedent to the occurrence of the Effective Date:

         (a) The Confirmation Order shall have been entered and become a Final Order in form and substance satisfactory to the Debtor and the Bondholder Committee.

         (b) The Debtor shall have sufficient Cash to satisfy all Cash obligations under the Plan due on or as of the Effective Date.

         (c) All authorizations, consents and regulatory approvals required, if any, in connection with the Plan's effectiveness shall have been obtained.

         (d) No order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating the Plan.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 15

         (e) The Debtor and the Bondholder Committee shall each have approved each of the Plan Documents and such Plan Documents shall have been executed in accordance with their terms.

         Section 9.02 Waiver of Conditions. The Debtor may waive, upon the prior consent of the Bondholder Committee, one or more of the conditions to the occurrence of the Effective Date.


                                    ARTICLE X

                              LEGAL BINDING EFFECT

         Section 10.01 Effects of Confirmation. Upon Confirmation, and pursuant to Section 1141(a) of the Bankruptcy Code, the provisions of the Plan will bind the Debtor, the Bondholder Committee, the Creditors' Committee, the SubDebt Committee, all Creditors and Interest holders, including their successors and assigns, whether or not they accept the Plan. The Claims and Distributions under the Plan to Creditors are in full and complete settlement of all Claims and Interests.

                                   ARTICLE XI

                            ADMINISTRATIVE PROVISIONS

         Section 11.01 Retention of Jurisdiction. Notwithstanding entry of the Confirmation Order, the Bankruptcy Court shall retain jurisdiction as is legally permissible, including, without limitation, for the following purposes:

         (a) to determine (i) any Disputed Claims, Disputed Interests and all related Claims accruing after the Confirmation Date including rights and liabilities under contracts giving rise to such Claims, (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances and (iii) preconfirmation tax liability pursuant to Section 505 of the Bankruptcy Code;

         (b) to allow, disallow, estimate, liquidate or determine any Claim or Interest against the Debtor and to enter or enforce any order requiring the Filing of any such Claim or Interest before a particular date;

         (c) to approve all matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease of any of the Debtor pursuant to Section 365 of the Bankruptcy Code and Article VII herein;

         (d) to determine requests for payment of administrative expenses entitled to priority under Section 507(a)(l) of the Bankruptcy Code, including compensation of parties entitled thereto;

         (e) to resolve controversies and disputes regarding the interpretation and implementation of this Plan, any disputes relating to whether or not a timely and proper proof of Claim was Filed or whether a Disallowed Claim or Disallowed Interest should be reinstated;


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 16

         (f) to implement the provisions of this Plan and entry of orders in aid of confirmation and consummation of this Plan;

         (g) to modify the Plan pursuant to Section 1127 of the Bankruptcy Code;

         (h) to adjudicate any and all Causes of Action that arose in this Chapter 11 Case preconfirmation or in connection with the implementation of this Plan, whether or not pending on the Confirmation Date, including without limitation, any remands of appeals;

         (i) to resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Interests or the administration thereof;

         (j) to resolve any disputes concerning whether a person or entity had sufficient notice of the Chapter 11 Case, the applicable Claims bar date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of this Plan for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

         (k) to determine any and all applications, Claims, Interests, pending adversary proceedings and contested matters (including, without limitation, any adversary proceeding or other proceeding to recharacterize agreements or reclassify Claims or Interests) in this Chapter 11 Case;

         (l) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

         (m) to seek the issuance of such orders in aid of execution of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

         (n) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

         (o) to recover all assets of the Debtor and property of the Estate, wherever located, including any Causes of Action under Sections 544 through 550 of the Bankruptcy Code;

         (p) to hear and resolve matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

         (q) to hear any other matter not inconsistent with the Bankruptcy Code;

         (r) to resolve any and all disputes or controversies relating to Distributions to be made, and/or reserves to be established, under this Plan; including, without limitation, the Distributions to be made by the Indenture Trustee and the rights of such Indenture Trustee;

         (s) to enter a final decree closing the Chapter 11 Case;


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 17

         (t) to resolve issues regarding the administration of Distributions to holders of the TEC Senior Secured Notes; and

         (u) to approve settlements relating to (t) above.


         Section 11.02 Cram Down. If all of the applicable requirements for confirmation of the Plan are met as set forth in Section 1129(a) of the Bankruptcy Code except subsection (8) thereof, the Debtor, with the prior consent of the Bondholder Committee, may request the Court to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of such subsection (8), on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to any Impaired Class that does not vote to accept this Plan as described in the Disclosure Statement.

         Section 11.03 Modification of the Plan. The Debtor reserves the right, with the consent of the Bondholder Committee, to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtor, with the prior consent of the Bondholder Committee, may, upon order of the Bankruptcy Court and with the prior consent of the Bondholder Committee, alter, amend or modify the Plan in accordance with
Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

         Section 11.04 Exemption from Certain Transfer Taxes. Pursuant to
Section 1146(c) of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other lien, mortgage, deed of trust or other security interest; (c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with, the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

         Section 11.05 Withdrawal or Revocation of the Plan. The Debtor, with the prior consent of the Bondholder Committee, reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn, or if the Confirmation Date does not occur, the Plan shall have no force and effect.


Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 18

         Section 11.06 Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Entity.

         Section 11.07 Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

         Section 11.08 Notices. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been received, by mail, addressed to:

         TransAmerican Energy Corporation
         1300 North Sam Houston Parkway East
         Houston, Texas 77032-2949
         Attn:  Simon Ward

         with copies to:

         Gardere & Wynne, L.L.P.
         3000 Thanksgiving Tower
         1601 Elm Street
         Dallas, Texas 75201
         Attn:  Deirdre B. Ruckman, Esq.

         and:

         TransAmerican Energy Corporation Bondholder Committee
         c/o Cadwalader, Wickersham & Taft
         100 Maiden Lane
         New York, New York 10038
         Attn:  Michael J. Sage, Esq.



Any of the above may, from time to time, change its address for future notices and other communications hereunder by Filing a notice of the change of address with the Bankruptcy Court. Any and all notices given under this Plan shall be effective when received.

         Section 11.09 Severability. Except as to terms which would frustrate the overall purposes of this Plan, should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.



Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 19

         Section 11.10 Interpretation, Rules of Construction, Computation of Time, and Choice of Law.

         (a) The provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement.

         (b) Any term used in the Plan that is not defined in the Plan, either in Article II (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

         (c) Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Plan.

         (d) Any reference in the Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

         (e) Any reference in the Plan to an existing document or Exhibit means such document or Exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date without limitation to the provisions set forth in Article VI of this Plan.

         (f) Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provisions hereof.

         (g) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         (h) All exhibits, annexes and schedules to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

         (i) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

         (j) Where applicable, references to the singular shall include the plural, and vice-versa.



Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                     Page 20

         Section 11.11 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by any Entity with respect to any matter set forth herein.

         Section 11.12 Limitation of Liability. None of the Debtor, the Creditors' Committee, the Entities serving on the Bondholder Committee at any time during the Chapter 11 Case, the holders of the Bondholder DIP Secured Claims, Firstar, nor any of their respective officers, directors, employees, members, agents, advisors, affiliates, underwriters or investment bankers, nor any other professional persons employed by any of them (collectively, the "Exculpated Persons"), shall have or incur any liability to any Entity for any act taken or omission made in good faith in connection with or related to formulating, negotiating, implementing, confirming or consummating the Plan, the Disclosure Statement or any Plan Document. The Exculpated Persons shall have no liability to the Debtor, the Administrative Designee, any holder of a Claim, any holder of an Interest, any other party in interest in the Chapter 11 Case or any other Entity for actions taken or not taken under the Plan, in connection herewith or with respect hereto, or arising out of their administration of the Plan, or the property to be distributed under the Plan, in good faith, including, without limitation, failure to obtain Confirmation or to satisfy any condition or conditions, or refusal to waive any condition or conditions, to the occurrence of the Effective Date, and in all respects such Exculpated Persons shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 21

                                 Respectfully submitted,




                                 TransAmerican Energy Corporation

                                 By: /s/ ED DONAHUE
                                    --------------------------------------------
                                    Name:  Ed Donahue

                                    Title: Vice President











Second Amended, Modified and Restated Plan of Liquidation proposed
by TransAmerican Energy Corporation                                      Page 22